SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	13-2624428
(State of Incorporation or Organization)	(IRS Employer Identification no.)

270 Park Avenue New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates: 333-130051

(If applicable)

 Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
KEYnotes Exchange Traded Notes Linked to the	American Stock Exchange
First Trust Enhanced 130/30 Large Cap Index

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     The material set forth in (i) the section captioned “Description of Debt Securities” in the Registrant’s Prospectus, dated December 1, 2005 (the “Base Prospectus”), which relates to the registrant’s registration statement on Form S-3ASR (File No. 333-130051), as supplemented by, (ii) the section captioned “Description of Notes” in the Registrant’s Prospectus Supplement, dated October 12, 2006 (the “MTN, Series E Prospectus Supplement”), to the Base Prospectus, (iii) the Product Supplement No. 137-I, dated May 21, 2008 (the “Product Supplement No. 137-I”), to the Base Prospectus and the MTN, Series E Prospectus Supplement, and (iv) the Term Sheet No. 1 to the Product Supplement, dated May 21, 2008 (the “Term Sheet”), is incorporated herein by reference. The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The securities registered hereby are, and any additional securities registered hereby in the future will be, all part of a single series as described in the documents referenced above.

Item 2. Exhibits.

1.	Indenture, dated as of May 25, 2001, among JPMorgan Chase & Co., as issuer, and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee, incorporated herein by reference to Exhibit 4(a)(1) to Amendment No. 1 to the registrant’s Registration Statement filed on Form S-3 (File No. 333-52826) on June 13, 2001.

2.	First Supplemental Indenture, dated as of April 9, 2008, to the Indenture, dated as of May 25, 2001, among JPMorgan Chase & Co., as issuer, and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee, incorporated herein by reference to the registrant’s Current Report on Form 8-K filed on May 7, 2008.

3.	Form of note representing the KEYnotes Exchange Traded Notes Linked to the First Trust Enhanced 130/30 Large Cap Index due 2023.

4.	Base Prospectus dated December 1, 2005, Prospectus Supplement dated October 12, 2006, Product Supplement No. 137-I dated May 21, 2008, and Term Sheet No. 1 to the Product Supplement dated May 21, 2008 (incorporated herein to the extent provided above by reference to the Registration Statement on Form S-3ASR (File No. 333-130051) and the registrant’s filings under Rule 424(b), filed on December 1, 2005, October 12, 2006, May 21, 2008 and May 21, 2008, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 21, 2008	JPMORGAN CHASE & CO.

	By:	/s/ Anthony J. Horan
	Name:	Anthony J. Horan
	Title:	Corporate Secretary

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

BY PURCHASING THIS SECURITY, THE HOLDER AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED ON THE FACE OF THIS SECURITY.

NOTE

REGISTERED	U.S. $•
No. •	CUSIP: 46625H761

KEYNOTES EXCHANGE TRADED NOTES LINKED TO THE
FIRST TRUST ENHANCED 130/30 LARGE CAP INDEX DUE 2023

        Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

        JPMorgan Chase & Co., a Delaware corporation (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum calculated in accordance with the provisions set forth under “Payment at Maturity” below.

        Payment of the principal sum of this Note calculated as aforesaid on the Maturity Date will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars.

JPMORGAN CHASE & CO.
MEDIUM TERM NOTES, SERIES E

KEYNOTES EXCHANGE TRADED NOTES LINKED TO THE
FIRST TRUST ENHANCED 130/30 LARGE CAP INDEX DUE 2023

ORIGINAL ISSUE DATE: May 21, 2008	INITIAL REDEMPTION DATE: N.A.	INTEREST RATE: None	MATURITY DATE: May 25, 2023

INTEREST ACCRUAL DATE: N.A.	INITIAL REDEMPTION PERCENTAGE: N.A.	INTEREST PAYMENT DATE(S): None	OPTIONAL REPAYMENT DATE(S): Third Business Day following the relevant Valuation Date

SPECIFIED CURRENCY: $USD	ANNUAL REDEMPTION PERCENTAGE REDUCTION: N.A.	INTEREST PAYMENT PERIOD: None	APPLICABILITY OF MODIFIED PAYMENT UPON ACCELERATION: N.A.

IF SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS, OPTION TO ELECT PAYMENT IN U.S. DOLLARS: N.A.	REDEMPTION NOTICE PERIOD: N.A.	APPLICABILITY OF ANNUAL INTEREST PAYMENTS: N.A.	If yes, state Issue Price: N.A.

EXCHANGE RATE AGENT: N.A.			ORIGINAL YIELD TO MATURITY: N.A.

OTHER PROVISIONS: See Below

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Denominations

        The KEYnotes Exchange Traded Notes Linked to the First Trust Enhanced 130/30 Large Cap Index (the “Notes”) will be denominated in U.S. dollars in denominations of $50 and integral multiples in excess thereof.

Payment at Maturity

        The Notes do not pay interest and do not guarantee any return of principal at, or prior to, Maturity. At Maturity, Holders of the Notes (the “Holders”) will receive a cash payment linked to the performance of the Index. The principal of this Note that becomes due and payable on the Maturity Date for each $50 initial principal amount Note shall be an amount equal to (a)(i) $50 multiplied by (ii) the Index Factor on the Final Valuation Date minus (b) the Investor Fee on the Final Valuation Date. When the cash that the Company is obligated to pay as set forth above in this Note has been paid as provided herein (or such amount has been made available for payment), the principal of this Note shall be deemed to have been paid in full, whether or not this Note shall have been surrendered for payment or cancellation. References to the payment of the principal of this Note on any day shall be deemed to mean the payment of the cash that the Company is obligated to pay as principal on such day as provided above in this Note. Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Notes pursuant to the Indenture has been given or taken by Holders of Outstanding Notes in the requisite aggregate principal amount, the principal amount of this Note on any day will be deemed to equal the initial principal amount of $50 per Note then Outstanding. The Notes represented by this Global Note shall cease to be Outstanding as provided in the definition of such term in the Indenture or when the principal of such Notes shall be deemed to have been paid in full as provided above.

        “Maturity”, when used with respect to any Note, means the date on which the amount payable as provided herein in respect of such Note becomes due and payable as herein provided whether on the Maturity Date or by declaration of acceleration, early repurchase at the option of the Holder or otherwise.

        “Maturity Date” means May 25, 2023 or, if such day is not a Business Day, the next succeeding Business Day, subject to postponement as provided below.

        “Index” means the First Trust Enhanced 130/30 Large Cap Index, as published by First Trust Advisors L.P., or any successor index, in each case as it may be modified, replaced or adjusted from time to time as provided in this Note.

        “Index Factor” is, as calculated by the Note Calculation Agent, the change in the Index closing value, calculated by dividing the Index closing value on the relevant Valuation Date (the “Ending Index Value”), by the Index closing value on the Inception Date (the “Initial Index Value”).

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        On any Valuation Date, the Index Factor is calculated as follows:

Index Factor =	Ending Index Value Initial Index Value

        For each $50 principal amount Note, the “Investor Fee” will be equal to zero on the Inception Date, and on each subsequent calendar day until Maturity, the Investor Fee will increase by an amount equal to (a) $50 multiplied by (b) the Investor Fee Percentage multiplied by (c) the Index Factor on that date (or, if such a day is not a Trading Day, the Index Factor on the immediately preceding Trading Day) divided by (d) 360.

        “Investor Fee Percentage” is 0.95% per annum.

        “Inception Date” is May 21, 2008.

        “Final Valuation Date” is May 22, 2023, subject to adjustment to the next succeeding Trading Day if such date is not a Trading Day or if the Maturity Date is postponed as provided below. “Valuation Date” is each Business Day to and including the Final Valuation Date, subject to adjustment as provided herein.

        “Business Day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

        “Trading Day” is any day on which (i) the level of the Index is calculated and published, (ii) trading is generally conducted on the New York Stock Exchange, the Nasdaq Stock Market and the American Stock Exchange, and (iii) trading is generally conducted on the markets on which the stocks underlying the Index are traded, in each case as determined by the Note Calculation Agent in its sole discretion.

        The Index closing value on any Trading Day will equal the closing value of the Index or any successor index (as defined below) or alternative calculation of the Index set forth below after the regular official weekday close of the principal securities markets for all of the stocks comprising the Index or the principal securities markets or exchanges for the successor index.

        Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), the Issuer or Issuer’s affiliates may, at any time, purchase outstanding Notes by tender, in open market or by private agreement.

Early Repurchase at the Option of the Holders

        A Holder may elect to require the Issuer to repurchase such Holder’s Notes, in whole or in part, for an amount in cash determined as provided below, provided that no such election to require repurchase of a Note shall be effective unless the Repurchase Requirements are satisfied with respect to such repurchase. The Issuer shall make (or cause its agent to make) the payment due in any such repurchase on the Repurchase Date and in the manner provided herein. If the Issuer does not receive the Holder’s Notice of Repurchase by 11:00 a.m., or the Holder’s Confirmation of Repurchase by 4:00 p.m., on the second Business Day prior to the relevant

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Valuation Date, the Holder’s notice will not be effective and the Issuer will not repurchase the Notes on the relevant Repurchase Date.

        “Repurchase Requirements” mean with respect to any repurchase of any Note pursuant to the foregoing provisions of this Note, all the following requirements:

(i)	The Issuer must receive a Notice of Repurchase, via e-mail to ETN_Repurchase@jpmorgan.com by no later than 11:00 a.m. New York City time on the second Business Day prior to the relevant Valuation Date; and

(ii)	If the Issuer received such Holder’s Notice of Repurchase by the time specified in the preceding sentence, the Issuer shall respond by sending such Holder a form of Confirmation of Repurchase; and

(iii)	The Issuer must receive a signed Confirmation of Repurchase, via facsimile to (917) 456-3471, by 4:00 p.m. New York City time on the Business Day on which the Holder submitted such Holder’s Notice of Repurchase. The Issuer (or its agent) must acknowledge receipt in order for such Holder’s confirmation to be effective; and

(iv)	Such Holder must instruct its DTC custodian to book a delivery versus payment trade with respect to such Holder’s Notes on the relevant Valuation Date at a price equal to the applicable Repurchase Value facing JPMSI, DTC 060; and

(v)	Such Holder must cause such Holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the relevant Repurchase Date; and

(vi)	Such Holder must have designated at least 50,000 Notes ($2,500,000 initial principal amount) for repurchase.

        “Confirmation of Repurchase” means a properly completed and signed confirmation substantially in the form attached as Annex B to the Issuer’s Term Sheet No. 1 to Product Supplement No. 137-I, dated May 21, 2008, relating to this Note (or such other form as is acceptable to the Issuer).

        “Notice of Repurchase” means a properly completed notice substantially in the form attached as Annex A to the Issuer’s Term Sheet No. 1 to Product Supplement No. 137-I, dated May 21, 2008, relating to this Note (or such other form as is acceptable to the Issuer).

        “Repurchase Date” means, with respect to any repurchase of any Note pursuant to the foregoing, for any given Valuation Date other than the Final Valuation Date, the third Business Day following such Valuation Date, subject to adjustment if such date is postponed as provided below.

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        Any questions that may arise as to the validity of a Notice of Repurchase and the timing of receipt of a Notice of Repurchase or as to whether and when the required deliveries have been made shall be resolved by the Note Calculation Agent in its sole discretion. Once given, a Notice of Repurchase may not be revoked.

        If a Holder exercises its right to have the Issuer repurchase such Holder’s Notes, for each $50 principal amount Note, the Holder shall receive a cash payment on the Repurchase Date equal to (a)(i) $50 multiplied by (ii) the Index Factor on the relevant Valuation Date minus (b) the Investor Fee on the relevant Valuation Date and the amount of such payment shall be the “Repurchase Value”.

        On or before the Repurchase Date, the Issuer will deposit with the Trustee or with one or more paying agents an amount in cash sufficient to repurchase on the Repurchase Date the Notes to be repurchased on such date at the appropriate Repurchase Value.

        A Holder’s right to have the Issuer repurchase its Notes shall be postponed upon the occurrence of a Market Disruption Event as provided herein.

        The provisions of Article 13 of the Indenture shall be applicable to the repurchase of Notes at the option of the Holder.

Role of the Note Calculation Agent

        The Note Calculation Agent will be solely responsible for all determinations and calculations regarding the Index, the Initial Index Value, the Ending Index Value on each Valuation Date, the Investor Fee, the Index Factor, any payments on Maturity, whether there has been a Market Disruption Event or a discontinuation of the Index or whether there has been a material change in the method of calculating the Index. All determinations made by the Note Calculation Agent will be at the sole discretion of the Note Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Holder and on the Issuer.

        The Issuer may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to any Holder of the Notes, terminate the appointment of any Person serving as the Note Calculation Agent and appoint another Person (including any Affiliate of the Issuer) to serve as such agent.

        The Note Calculation Agent shall be responsible for providing written notice to the Trustee, on which notice the Trustee may conclusively rely, of the amount to be paid on the Maturity Date on or prior to 11:00 a.m. on the business day immediately preceding the Maturity Date.

        All calculations with respect to an Initial Index Value, Ending Index Value, Index Factor or any Index closing value will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $50 principal amount Note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the Notes per Holder will be rounded to the nearest cent, with one-half cent rounded upward.

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        “Note Calculation Agent” means J.P. Morgan Securities Inc. or any successor Note Calculation Agent appointed as provided herein.

Market Disruption Events

With respect to the Index, a “Market Disruption Event” means:

(i)	a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the value of the Index (or the relevant successor index) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange; or

(ii)	a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the value of the Index (or the relevant successor index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

(iii)	a suspension, absence or material limitation of trading on any major securities exchange for trading in futures or options contracts, if any, related to the Index (or the relevant successor index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange; or

(iv)	a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case set forth in (i), (ii), (iii) or (iv) above, as determined by the Note Calculation Agent in its sole discretion; provided, that no such event described in (i), (ii), (iii) or (iv) above will be a Market Disruption Event unless the Note Calculation Agent also determines in its sole discretion that the event materially interfered with the Issuer’s ability or the ability of any of the Issuer’s Affiliates to adjust or unwind all or a material portion of any hedge with respect to the Notes.

        For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the Index shall be based on a comparison of:

(x)	the portion of the value of the Index attributable to that security relative to

(y)	the overall value of the Index,

in each case immediately before that suspension or limitation.

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For purposes of determining whether a Market Disruption Event has occurred:

(a)	a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market or the primary exchange or market for trading in futures or options contracts related to the Index (or the relevant successor index);

(b)	limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any relevant rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Note Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(c)	a suspension of trading in futures or options contracts on the Index by the primary securities market trading in such contracts by reason of

(1)	a price change exceeding limits set by such exchange or market,

(2)	an imbalance of orders relating to such contracts, or

(3)	a disparity in bid and ask quotes relating to such contracts,

will, in each case (1), (2) or (3), constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Index; and

(d)	a suspension, absence or material limitation of trading on any relevant exchange or on the primary market on which futures or options contracts related to the Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

        “Relevant exchange” means the primary U.S. exchange or market of trading for any security (or any combination thereof) then included in the Index or any successor index.

        “Successor index” is as defined below.

        The Issuer’s obligation to repurchase the Notes at or prior to Maturity shall be postponed upon the occurrence of a Market Disruption Event as provided herein.

Postponement of Payments Upon a Market Disruption Event

        Valuation Dates will be subject to adjustment as provided below.

        If a Valuation Date (including the Final Valuation Date) is not a Trading Day or if there is a Market Disruption Event on such day, the relevant Valuation Date will be postponed to the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred or be continuing. A Valuation Date may be postponed due to a Market Disruption Event up to ten (10) Trading Days. If postponement of a Valuation Date due to a Market Disruption Event occurs, such postponement will continue until the next Trading Day on which there is no Market Disruption Event, for up to ten (10) Trading Days. If a Market Disruption Event causes the postponement of the Valuation Date for more than ten (10) Trading Days, the level of the Index for such Repurchase Date or the Maturity Date, as the case may be, will be determined (or, if not determinable, estimated) by the Note Calculation Agent in a manner which

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it considers commercially reasonable under the circumstances on such tenth Trading Day following the original Valuation Date, as postponed. If a Valuation Date is postponed, the corresponding Repurchase Date will also be postponed so that such Repurchase Date occurs on the third business day following the Valuation Date, as postponed.

        If the Maturity Date is not a Business Day, then the Maturity Date will be the next succeeding Business Day following such Maturity Date. If, due to a Market Disruption Event or otherwise, the Final Valuation Date is postponed so that it falls less than three Business Days prior to the Maturity Date, the Maturity Date will be the third Business Day following that Final Valuation Date, as postponed.

Discontinuation of the Index; Alteration of Method of Calculation

        If First Trust Advisors L.P. (the “Index Provider”) discontinues publication of the Index, or the American Stock Exchange (“AMEX” or the “Index Calculation Agent”) discontinues calculation of the Index, and the Index Provider or another entity publishes a successor or substitute index that the Note Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then any Ending Index Value will be determined by reference to the value of such successor index at the close of trading on the NYSE, the AMEX, the NASDAQ Stock Market or the relevant exchange or market for the successor index on each relevant Valuation Date.

        Upon any selection by the Note Calculation Agent of a successor index, the Note Calculation Agent will cause written notice thereof to be promptly furnished to the Trustee, to the Issuer and to the Holders.

        If the Index Provider discontinues publication of the Index or the Index Calculation Agent discontinues calculation of the Index, in each case prior to, and such discontinuation is continuing on, a Valuation Date and the Note Calculation Agent determines, in its sole discretion, that no successor index is available at such time, or the Note Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, such Valuation Date, then the Index closing value or closing value of such successor index, as the case may be, for such date will be as determined by the Note Calculation Agent. Such Index closing value or closing value of such successor index, as the case may be, will be computed by the Note Calculation Agent in accordance with the formula for and method of calculating the Index or successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Index or successor index, as applicable.

        If at any time the method of calculating the Index or a successor index, or the value thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the Index or such successor index does not, in the opinion of the Note Calculation Agent, fairly represent the value of the Index or such successor index had such changes or modifications not been made, then the Note Calculation Agent will, at the close of business in New York City

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on each date on which the Index closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Note Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Note Calculation Agent will calculate the Index closing value with reference to the Index or such successor index, as adjusted. If the method of calculating the Index or a successor index is modified so that the value of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), then the Note Calculation Agent will be permitted to adjust its calculation of the Index or such successor index in order to arrive at a value of the Index or such successor index as if there had been no such modification (e.g., as if such split had not occurred).

Payment Upon an Event of Default

        In case of an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the amount declared due and payable per $50 principal amount Note upon any acceleration of the Notes shall be determined by the Note Calculation Agent and shall be an amount in cash equal to the amount payable at Maturity per $50 principal amount note, calculated as if the date of acceleration were the relevant Valuation Date for determining the Ending Index Value.

        If the Maturity of the Notes is accelerated in the case of an Event of Default as described above, the Issuer shall, or shall cause the Note Calculation Agent to, provide written notice to the Trustee, on which notice the Trustee may conclusively rely, and to The Depositary Trust Company of the cash amount due with respect to the Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Defeasance

        The Notes will not be subject to the defeasance provisions contained in Article 10 of the Indenture.

Tax Characterization

        By its purchase of this Note, the Holder, on behalf of itself and any other Person having a beneficial interest in this Note, hereby agrees with the Company (in the absence of a change in law or an administrative determination or judicial ruling to the contrary) to characterize this Note for all U.S. federal income tax purposes as a prepaid forward contract to purchase the Index at the Stated Maturity Date, for which payment was made on the date hereof.

*   *   *   *

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Issuer has caused this Note (CUSIP: 46625H761) to be duly executed under its corporate seal.

Date: May      , 2008

JPMORGAN CHASE & CO.

By: _____________________________________
Name:
Title:

Attest: _____________________________________
Name:
Title:

[Seal]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICA
(f/k/a/ Bankers Trust Company),
as Trustee

BY: THE BANK OF NEW YORK, as
Authenticating Agent

By: _____________________________________
Name:
Title:

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REVERSE OF SECURITY

        This Note is one of a duly authorized issue of Medium Term Notes, Series E (the “Notes”) of the Issuer. The Notes are issuable under an Indenture, dated as of May 25, 2001, as amended by the First Supplemental Indenture, dated April 9, 2008, between the Issuer and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (the “Trustee,” which term includes any successor Trustee under the Indenture) (as may be amended or supplemented from time to time, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Bank of New York, at its corporate trust office in The City of New York as the paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

        Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

        In the case where the calendar date indicated on the face hereof as the Maturity Date does not fall on a Business Day or where the Maturity Date is otherwise postponed according to the terms and procedures specified on the face hereof, payment of premium, if any, or principal otherwise payable on such calendar date need not be made on such date, but may be made on the Maturity Date as postponed with the same force and effect as if made on the indicated calendar date, and no interest on such payment shall accrue for the period from and after the indicated calendar date to the Maturity Date as postponed.

        This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

        This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $50 and any integral multiple of U.S. $50 in excess thereof.

        The Bank of New York has been appointed registrar for the Notes, and The Bank of New York will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of The Bank of New York by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to The Bank of New York and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon The Bank of New York shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in

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authorized denominations, subject to the terms and conditions set forth herein; provided, however, that The Bank of New York will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to The Bank of New York and executed by the registered holder in person or by the holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

        In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to The Bank of New York, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to The Bank of New York and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

        The Indenture provides that (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Indenture, including the series of Medium Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Indenture, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

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        The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or other amounts due thereunder, or change the method in which amounts of payment of principal, interest or other amounts due thereon are determined, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

        So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

        With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether on the Stated Maturity Date or upon call for repurchase or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

        No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

        Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

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        No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

        All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

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ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common
TEN ENT	–	as tenants by the entireties
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –	____________ Custodian _______________ (Minor) (Cust)

Under Uniform Gifts to Minors Act	___________________________
(State)

Additional abbreviations may also be used though not in the above list.

_________________

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        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated: ____________________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

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